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                                                                       EX - 10.2

                                     FORM OF
                             STOCK OPTION AGREEMENT
                           (NONQUALIFIED STOCK OPTION)


                This Stock Option Agreement (this "Agreement"), is entered into as of April ___, 2005 by and between Commerce Energy Group, Inc., a Delaware corporation (the "Company"), and Ian B. Carter (the "Optionee").

                                    RECITALS

                WHEREAS, in connection with the merger (the "Merger") pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Commonwealth Energy Corporation ("Commonwealth") and CEGI Acquisition Corp., the Company assumed all of Commonwealth's outstanding stock options;

                WHEREAS, prior to the Merger, Commonwealth and the Optionee were parties to an Employment Agreement by and between Commonwealth and the Optionee dated as of November 1, 2000, and amended November 1, 2000 and March 15, 2004 (the "Employment Agreement");

        WHEREAS, the Employment Agreement provides that the Optionee shall receive certain nonqualified stock options to purchase shares of Commonwealth's common stock;

        WHEREAS, prior to the Merger, the Optionee had previously been granted by Commonwealth certain non-qualified stock options to purchase shares of common stock in accordance with the Employment Agreement;

        WHEREAS, no separate stock option agreements were issued to the Optionee in connection with the stock options granted pursuant to the Employment Agreement;

        WHEREAS, pursuant to the terms of the Employment Agreement, certain of the options granted to the Optionee have vested in accordance with the terms of the Employment Agreement;

        WHEREAS, pursuant to the terms of a Confidential Settlement Agreement and General Release dated April ___, 2005 (the "Settlement Agreement") between the Optionee and Commonwealth, the Optionee, Commonwealth and the Company have agreed that the Optionee will retain 2,500,000 of the fully-vested options previously granted to the Optionee pursuant to the Employment Agreement and that the remaining options granted pursuant to the Employment Agreement shall be canceled; and

        WHEREAS, the Company and the Optionee desire to enter into this Agreement to give effect to the stock options granted to Optionee by Commonwealth pursuant to the Employment Agreement prior to the Merger that were assumed by the Company in connection with the



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Merger and that are being retained by the Optionee in accordance with the
Settlement Agreement.

                                    AGREEMENT

1. Terms of Award.

        (a) The following terms used in this Agreement shall have the meanings set forth in this paragraph 1:

                (i) The "Grant Date" is January 1, 2000.

                (ii) The number of "Option Shares" shall be 2,500,000 shares of Common Stock.

                (iii) The "Exercise Price" is $2.50 per share.

        (b) Other terms used in this Agreement are defined pursuant to paragraph 13 or elsewhere in this Agreement.

2. Award and Exercise Price. This Agreement specifies the terms of the option (the "Option") granted to the Optionee to purchase the number of Option Shares at the Exercise Price per share as set forth in paragraph 1. The Option is not intended to constitute an "incentive stock option" as that term is used in section 422 of the Code.

3. Exercisability. Pursuant to the terms of the Employment Agreement, the Option was fully-vested on or before January 1, 2003. Accordingly, the Option is fully vested and exercisable in full.

4. Expiration.

        (a) The Option shall not be exercisable after the Company's close of business on the last business day that occurs prior to the Expiration Date.

        (b) The "Expiration Date" shall be January 1, 2010, which is the ten-year anniversary of the Grant Date.

5. Method of Option Exercise. Subject to the terms of this Agreement, the Option may be exercised in whole or in part by filing a written notice(s), in the form attached hereto as Exhibit A, with the Secretary of the Company at the Company's corporate headquarters prior to the Company's close of business on the last business day that occurs prior to the Expiration Date. Such notice shall specify the number of shares of Common Stock which the Optionee elects to purchase, and shall be accompanied by payment of the Exercise Price for such shares of Common Stock indicated by the Optionee's election. Payment shall be by cash or by check payable to the Company or by any of the following methods, or any combination thereof; provided, however, that the Optionee may only use methods (i) through
(iii) below if such



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method of exercise is expressly approved for the Optionee by the Board prior to exercise and permitted by law:

                (i) by cancellation of indebtedness of the Company to the Optionee;

                (ii) by surrender of shares that either: (A) have been owned by the Optionee for more than six (6) months and have been paid for within the meaning of Rule 144 promulgated by the U.S. Securities and Exchange Commission under the Securities Act (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (B) were obtained by the Optionee in the public market;

                (iii) by waiver of compensation due or accrued to Optionee for services rendered;

                (iv) with respect only to purchases upon exercise of the Option, and provided that a public market for the Company's stock exists:

                        (1) through a "same day sale" commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Option Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company; or

                        (2) through a "margin" commitment from the Optionee and a NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Option Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Option Shares to forward the Exercise Price directly to the Company;

                (v) by exercising the right (the "Net Exercise Right"), prior to and including the Expiration Date, to receive Option Shares on a net basis, such that, without the payment of cash, the Optionee receives that number of Option Shares otherwise issuable upon exercise of the Option less that number of Option Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate Exercise Price that would otherwise have been paid by the Optionee of the Option Shares. The Optionee may not exercise a Net Exercise Right unless the fair market value of the Option Shares receivable upon exercise of the Option (the "Surrendered Option Shares") is sufficient to satisfy the payment of the aggregate Exercise Price. The number of Option Shares to be issued pursuant to the Optionee's exercise of the Net Exercise Right shall be computed using the following formula:

                 X  =          Y (A - B)
                               --------
                                  A

        Where:    X =  the number of Option Shares to be issued to the Optionee upon exercise of the Net Exercise Right;


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                  Y =  the number of Surrendered Option Shares to be surrendered upon exercise of the Net Exercise Right;


                  A = the Fair Market Value of the Common Stock at the time the Net Exercise Right is exercised; and


                  B =  the Exercise Price.

6. Transferability of Option. The Option granted hereunder may not be transferred by the Optionee except upon death by will or the laws of descent and distribution. Unless the context otherwise requires, references herein to the Optionee are deemed to include any permitted transferee under this paragraph 6. During the Optionee's lifetime, only the Optionee (or his or her guardian or legal representative) may exercise the Option. In the event of the Optionee's death, the Option (to the extent still held by the Optionee at such time) may be exercised only (i) by the executor or administrator of the Optionee's estate or the person or persons to whom his or her rights under the Option shall pass by will or the laws of descent and distribution and (ii) to the extent that the Optionee was entitled hereunder at the date of the Optionee's death.

7. Withholding of Taxes.

        (a) Withholding Generally. Upon exercise of this Option, the Company will require the Optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for the Option Shares.

        (b) Stock Withholding. When, under applicable tax laws, the Optionee incurs tax liability in connection with the exercise of this Option that is subject to tax withholding and the Optionee is obligated to pay the Company the amount required to be withheld, the Company's Compensation Committee may in its sole discretion allow the Optionee to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Option Shares to be issued that number of shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by the Optionee to have Option Shares withheld for this purpose will be made in accordance with the requirements established by the Board and be in writing in a form acceptable to the Board.

        (c) Tax Consequences. Optionee acknowledges that the Company has not made any representations about, and that he has not relied upon any statement in this Agreement with respect to, any individual tax consequences that may arise by virtue of the grant of options under this Agreement, including but not limited to, the applicability of Section 409A of the Internal Revenue Code to such grant or the exercise of the grant. OPTIONEE SHOULD CONSULT WITH HIS OWN TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES, IF ANY, OF ACQUIRING THE OPTIONS PURSUANT TO THIS AGREEMENT.

8. Compliance With Securities Laws. This Option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law.



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9. No Rights as a Shareholder. The Optionee shall not have any rights of a shareholder with respect to the shares subject to the Option, until a stock certificate has been duly issued following exercise of the Option as provided herein.

10. Not an Employment Contract. The Option will not confer on the Optionee any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate or modify the terms of such Optionee's employment or other service at any time.

11. Adjustments. In the event that the number of outstanding shares is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then the Exercise Price of and number of Option Shares subject to this Option will be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction of a Share or will be rounded up to the nearest whole Share, as determined by the Board.

12. Amendment. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of the Optionee and the Board.

13. Certain Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

        (a) "Board" means the Board of Directors of the Company.

        (b) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute.

        (c) "Common Stock" shall mean the Common Stock, $0.001 par value per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

        (d) "Fair Market Value" of a share of Common Stock of the Company shall mean, as of any date, the value of a share of the Common Stock determined as follows: (1) if the Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination;
(2) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading; (3) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination; or (4) if none of the foregoing is applicable, by the Board in good faith.

        (e) "Securities Act" shall mean the Securities Act of 1933, as amended, and any successor statute.



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        (f) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

14. No Other Options. The parties agree, in accordance with the terms of the Settlement Agreement, this Agreement represents all of the Optionee's outstanding options to purchase capital stock of the Company and/or Commonwealth as of the date hereof and that the Optionee has no other options, warrants or rights to purchase capital stock of the Company or any its Subsidiaries, whether pursuant to the Employment Agreement or otherwise.

15. Entire Agreement. The Agreement and the Settlement Agreement constitute the entire agreement of the parties and supercedes any and all agreements, either oral or in writing, between the parties with respect to the subject matter hereof.



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                    SIGNATURE PAGE TO STOCK OPTION AGREEMENT



               IN WITNESS WHEREOF, the parties have executed this Agreement to reflect the grant which was authorized on the Grant Date as first above written.

                                            COMMERCE ENERGY GROUP, INC.


                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------



                                            OPTIONEE:


                                            ------------------------------------
                                            Ian B. Carter



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               FORM OF LETTER TO BE USED TO EXERCISE NONQUALIFIED STOCK OPTION


---------------
Date

Commerce Energy Group, Inc.
600 Anton Boulevard, Suite 2000
Costa Mesa, CA 92626
Attention:  Chief Financial Officer

               I wish to exercise the stock option granted on January 1, 2000 and evidenced by a Stock Option Agreement dated April ___, 2005 to acquire __________ shares of Common Stock of Commerce Energy Group, Inc., at an option price of $2.50 per share. In accordance with the provisions of the Stock Option Agreement, I wish to make payment of the exercise price (please check all that apply):

               [ ]    in cash
               [ ]    by delivery of shares of Common Stock held by me
               [ ]    by simultaneous sale through a broker of Option Shares
               [ ]    by exercising the Net Exercise Right

Please issue a certificate for these shares in the following name:

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Name

------------------------------------
Address

------------------------------------

                                            Very truly yours,

                                            ------------------------------------
                                            Signature

                                            ------------------------------------
                                            Typed or Printed Name

                                            ------------------------------------
                                            Social Security Number